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NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                                                            REVOCABLE PROXY

    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW HAMPSHIRE THRIFT BANCSHARES, INC. FOR A SPECIAL MEETING OF SHAREHOLDERS TO
                         BE HELD ON DECEMBER 19, 1996

          The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Shareholders (the "NHTB Special Meeting") and the Joint Proxy Statement-Prospectus describing the matters set forth below, and indicating the date, time and place of the NHTB Special Meeting and hereby appoints ________________________, with full powers of substitution, the Proxies of the undersigned, to cast all votes to which the undersigned is entitled at the NHTB Special Meeting, and at any adjournment or postponement thereof, on the matters referred to below in the manner specified on the reverse side hereof:

          1.The adoption and approval of an Agreement and Plan of Reorganization dated as of July 26, 1996, by and among New Hampshire Thrift Bancshares, Inc. ("NHTB"), Lake Sunapee Bank, fsb (the "Bank") and Landmark Bank ("Landmark") and an Agreement and Plan of Merger, dated as of July 26, 1996, by and between Landmark and the Bank and joined in by NHTB (together, the "Agreements"), and the transactions contemplated thereby.

          2.The adoption of a proposal to adjourn the NHTB Special Meeting for any reason.

          3.In their discretion, upon any other matters that may properly come before the NHTB Special Meeting or any adjournment or postponement thereof.
     NOTE: The Board of Directors is not aware of any other matter that may come before the NHTB Special Meeting.

     This Proxy will be voted as directed by the undersigned shareholder.
UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENTS AND FOR APPROVAL OF THE PROPOSAL TO ADJOURN THE MEETING. If any other business is presented at the NHTB Special Meeting, this Proxy will be voted in accordance with the best judgment of the Board of Directors. This Proxy may be revoked at any time before it is voted either by a written revocation of the proxy filed with the Secretary of NHTB or by submitting a later dated proxy or voting in person. The mere presence of a shareholder at the NHTB Special Meeting shall not revoke a proxy.

(IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE OF THIS CARD)
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                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.

IMPORTANT:     Please sign your name exactly as it appears hereon.  Joint accounts need only one signature. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.


     1. The adoption and approval of an Agreement and Plan of Reorganization dated as of July 26, 1996, by and among NHTB, the Bank and Landmark and an Agreement and Plan of Merger, dated as of July 26, 1996, by and between Landmark and the Bank and joined in by NHTB, and the transactions contemplated thereby.

                    FOR ____                                AGAINST ____

     2. The adoption of a proposal to adjourn the NHTB Special Meeting for any reason.


                    FOR ____                                AGAINST ____


               Please Vote by Marking one of the Boxes as shown:     X
                                                                   -----

                 Signature:  _____________________________ Date: _________,1996



                 Signature:  _____________________________ Date: _________,1996


PLEASE RETURN THIS PROXY CARD USING THE ENCLOSED,  POSTAGE-PAID ENVELOPE.



     Note: If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.